UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           SEPTEMBER 30, 2004

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA	L6T 5P6

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code           905-863-0000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 30, 2004, Nortel Networks Corporation issued a press release (the “Press Release”), attached hereto as Exhibit 99.1, announcing, among other things, that the registrant obtained a new waiver from Export Development Canada (“EDC”), the terms and conditions of which (the “EDC Information”) are summarized under the heading “EDC Support Facility” in the Press Release. The EDC Information is incorporated by reference herein. A copy of the letter agreement containing the waiver and related amendments to the EDC Support Facility (as defined in the Press Release) is filed herewith as Exhibit 99.2.

Nortel Networks Corporation owns all of the registrant’s common shares and the registrant is Nortel Networks Corporation’s principal direct operating subsidiary.

Item 2.02 Results of Operations and Financial Condition

The Press Release provides a status update on the registrant’s financial restatement process and other related matters and is furnished in accordance with Item 2.02 of Form 8-K.

Item 8.01 Other Events

The Press Release is incorporated by reference herein (other than information included on or linked from the registrant’s website, referenced in such release, which is not incorporated by reference into this report).

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

99.1	Press Release issued by Nortel Networks Corporation on September 30, 2004.
99.2	Letter Agreement dated September 29, 2004 between the registrant and EDC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
By:	/s/ William R. Kerr
William R. Kerr
Chief Financial Officer

By:	/s/ Blair F. Morrison
Blair F. Morrison
Assistant Secretary

Dated: September 30, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Nortel Networks Corporation on September 30, 2004.
99.2	Letter Agreement dated September 29, 2004 between the registrant and EDC.